Exhibit (p)

Exhibit (p) Conversus StepStone Private Markets Subscription Agreement for U.S. Investors Class T Shares Class S Shares Class D Shares Class I Shares Thank you for your interest in Conversus StepStone Private Markets. This Subscription Agreement applies to the offering of shares (the “Shares”) of Conversus StepStone Private Markets (the “Fund”). Only “Accredited Investors” within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may purchase Shares. This Subscription Agreement must be received FIVE BUSINESS days before the first business day of the month for your subscription to be accepted. If you purchase Shares by wired funds, your wire must be received THREE BUSINESS days before the first business day of the month for your subscription to be accepted. If you purchase Shares by check, your check must be received in time for your check to clear THREE BUSINESS days before the first business day of the month for a subscription to be accepted. Therefore, it is recommended that all checks be received TEN BUSINESS days before the first business day of the month. If you are purchasing Shares in your Individual Retirement Account (an “IRA”) or other custodial account, the Subscription Agreement must also be signed by the qualified custodian or trustee of the IRA and comply with the other deadlines described above. For more information or questions, please call 866-704-0897. Completed Subscription Agreements may be sent to the addresses below or faxed to 207-347-2195. Overnight Address: U.S. Mailing Address: Conversus StepStone Private Markets Conversus StepStone Private Markets Attn: Atlantic Shareholder Services Attn: Transfer Agent Three Canal Plaza, Ground Floor P.O. Box 588 Portland, ME 04101 Portland, ME 04112 Wiring Instructions: UMB Bank 1010 Grand Blvd. Kansas City, MO 64101 Atlantic Shareholder Services, LLC, FBO Conversus StepStone Private Markets Fund ABA#: 101000695 DDA#: 9872325338 FFC-Beneficial Owner Name and Account Number (if available)

# Conversus StepStone Private Markets Subscription Agreement

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number.

☐ Initial Investment ☐ Subsequent Investment* Account Number _______________

* A subsequent investment in the fund will be added to the existing investment *exactly* as it is currently registered. Please provide current account number and complete Sections 1, 6, 9, 10, and 11 as applicable. Any changes to the existing investment may be implemented by completing and Account Maintenance Form available at www.Conversus.com

## 1. Account Registration (check only one type below; may not be a minor)

### A. INDIVIDUALS

☐ Individual ☐ Joint* ☐ Individual Retirement Account (IRA)

Owner's Name (first, middle, last) | Social Security Number | Date of Birth

Joint Owner's Name (first, middle, last) | Social Security Number | Date of Birth

** Joint tenants with rights of survivorship, unless otherwise noted.*

### B. ENTITIES or TRUSTS

☐ Trust ☐ C-Corporation ☐ S-Corporation ☐ Partnership ☐ Government

☐ Other Entity: _____

**NOTE**: Trust documents (title and signature pages) or other organizational documentation required.

Entity Name | Tax Identification Number | Date of Trust (if applicable)

Trustee (if applicable) | Social Security Number | Date of Birth (if applicable)

Additional Trustee (if applicable) | Social Security Number | Date of Birth (if applicable)

**Check if appropriate:** ☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization)

**Exempt Payee Code:** ________ (see IRS Form W-9 for a list of exempt payee codes)

## 2. Mailing Address and Other Contact Information

(Subscription Agreements will only be accepted if they contain a U.S. street address)

Street Address (If PO Box, please indicate the residential/street address below)

City | State | Zip

Daytime Telephone | Evening Telephone

E-mail Address | Fax Number:

☐ Additional Address ☐ Residential/Street Address (Copies of confirmations and statements will be sent to this address)

Name | E-mail Address

Street Address | City | State | Zip

2

3. Custodian Information (must be completed for IRA and other custodied accounts) Name Custodian Tax ID Street Address City State Zip Phone Number BIN 3a. Custodian Bank Information (must be completed for IRA and other custodied accounts) Custodian Bank Name Bank Phone Number Bank Address City State Zip Name(s) on Bank Account Bank Account Number ABA Number (available from your bank) For Further Credit Name For Further Credit Account Number 4. Bank Information (For non-custodial accounts only. All custodied accounts must complete section 3) Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this Subscription Agreement, the information from the voided check will be used. Bank Name Bank Phone Number Bank Address City State Zip Name(s) on Bank Account Bank Account Number ABA Number (available from your bank) This is a: Checking Account or Savings Account or Brokerage Account 5. Broker/Dealer and/or Financial Professional Information Broker/Dealer or Other Advisory Firm or Financial Institution Name Mailing Address (Branch) City State Zip Phone Number Firm CRD#/IARD# Financial Professional Name Financial Professional Phone Number Rep CRD#/IARD# Address City State Zip Financial Professional Email address If connected with a broker/dealer or financial professional, prospective investors acknowledge that the Advisor or Distributor to Fund and/or its respective affiliates may pay ongoing consideration to such intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection the investment.

6. Investment Selection Purchase by check: make check payable to Conversus StepStone Private Markets Purchase by wire: (wire instructions are on cover page) Subscription Amount $ Indicate Share Class: Class I Class T Class S Class D Investors purchasing Class T, Class S, and Class D Shares may be charged a maximum sales load of up to 3.50%, 3.50%, and 1.50% of the investment amount, respectively. For Class T Shares the 3.50% includes a maximum of 3.00% for upfront selling commission and 0.50% for the placement agent fee. These maximum sales loads may be waived or altered by your broker/dealer or financial advisory firm. Investors purchasing Class I Shares are not charged a sales load. For Class T, Class S, and Class D Shares, the initial investment minimum is $50,000. The minimum subsequent investment is $5,000. For Class I Shares, the initial investment minimum is minimum is $1,000,000. The subsequent investment minimum is $100,000. 7. Distribution Instructions All distributions will be reinvested unless a Shareholder affirmatively elects to have distributions paid out by checking this box: If a Shareholder elects to have distributions paid out, the distributions will be sent via wire transfer to the Custodian listed in Section 3 or to the bank listed in Section 4. 8. Cost Basis Election The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method other than average cost in respect of its Shares, please select one of the following: FIFO (first in, first out) LIFO (last in, first out) LOFO (lowest in, first out) LILT (lowest long term, first out) HILT (highest long term, first out) HIST (highest short term, first out Specific Lot Identification HIFO) (highest in, first out)

9. Accredited Investor Status (must be completed) I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories listed below. Please check the box next to ALL applicable categories. A. ‘ A natural person (or the grantor, in the case of a revocable grantor trust) who individually or together with a spouse or spousal equivalent has a “net worth” in excess of $1.0 million. For purposes of determining net worth: 1. the person’s primary residence is not included as an asset; 2. indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, is not included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and 3. indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability. B. A natural person (or the grantor, in the case of a revocable grantor trust) who had a gross individual income in excess of $200,000 (or joint income together with a spouse or spousal equivalent in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse or spousal equivalent in excess of $300,000) for this year. C. A natural person (or the grantor, in the case of a revocable grantor trust) who holds in good standing a Series 7, 65 and/or 82 license and/or such other professional certification(s) or designation(s) or credential(s) from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status (please specify in the space provided): D. ‘ A natural person (or the grantor, in the case of a revocable grantor trust) who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended (“1940 Act”), of the Fund. E. ‘ An entity that has total Investments (as defined under the 1940 Act) in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following: a corporation; a partnership; a Massachusetts or similar business trust; OR an organization described in Section 501(c)(3) of the Internal Revenue Code. F. A personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Fund whose purchase is directed by persons having such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. G. ‘ A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act (in each case, whether acting in its individual or fiduciary capacity). H. ‘ A broker or dealer registered under Section 15 of the U.S. Securities Exchange Act of 1934. I. ‘ An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 Act (“Advisers Act”) or pursuant to the laws of a U.S. state or is an investment adviser relying on the exemption from registration with the Securities and Exchange Commission under Section 203(1) or (m) of the Advisers Act. J. ‘ An insurance company as defined in Section 2(a)(13) of the Securities Act. K. ‘ An investment company registered under the 1940 Act. L. A (i) business development company as defined in Section 2(a)(48) of the 1940 Act, (ii) Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, or (iii) Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

M. An employee benefit plan established and maintained by a state, or local government or agency which has total assets in excess of $5,000,000 (if the employee benefit plan is a participant-directed plan (as defined below) please contact the Investment Manager). N. ‘ An employee benefit plan within the meaning of Title I of ERISA (including an Individual Retirement Plan), which satisfies at least one of the following conditions: ‘ it has total assets in excess of $5,000,000 (If the employee benefit plan is a participant-directed plan (as defined below) please contact the Investment Manager); or ‘ the investment decision is being made by a plan fiduciary, as defined in section 3(21) or ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser; or ‘ it is a participant-directed plan (i.e., tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the decision to invest is made by those participants investing), and each such participant qualifies as an accredited investor (if this sub-category applies, please contact the Investment Manager). O. ‘ A private business development company as defined in Section 202(a)(22) of the Advisers Act. P. A “family office”, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, not formed for the specific purpose of investing in the Fund, with total assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment. Q. A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in clause (p) and whose prospective investment in the Fund is directed by such family office by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment. R. ‘ An entity, of a type not listed in categories E through O above or S below, in each case not formed for the specific purpose of investing in the Fund, with total Investments in excess of $5,000,000. S. An entity in which all of the equity owners are persons described above (including but not limited to an individual retirement account). Please see Rule 501 of Regulation D under the Securities Act for more information and applicable definitions.

Acknowledgment – Signature Pages Follow at the end of the Subscription Agreement A. I agree to become a shareholder of the Fund and purchase Shares of the Fund on the terms provided for in this Subscription Agreement, the Prospectus, the Statement of Additional Information, the Agreement and Declaration of Trust and the By-Laws (collectively, the “Fund Agreements”), as well as in the Privacy Policy of the Fund, and I agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase in my state of residence. B. I authorize the Fund and its agents to act upon my instructions (by phone, in writing or other means) that they believe to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions. C. I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment in the Fund. D. I understand that under the Fund Agreements, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity will generally only be available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I am aware that I may have to bear the economic risk of investment in the Fund indefinitely. E. I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization of the Shares, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law. F. I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act. G. In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent that to the best of my knowledge based upon reasonable diligence and investigation: 1. I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following: a. A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas. gov). b. Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.” c. A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force. d. A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov). e. A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition). f. A senior foreign political figure (See U.S.A. Patriot Act and related regulations for definition). This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such figure. 2. No funds that I have contributed or will contribute to the Fund: a. Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

b. Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law. c. Shall cause the Fund or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations. 3. I understand and agree that if at any time it is discovered that any of the representations in this Section H are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, as they may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund. 4. I further understand that the Fund or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial owners, to proper authorities if the Fund or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities. 5. I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I will promptly notify the Fund if any of the representations in this Section H cease to be true and accurate. I agree to contact the Fund if I need more information about Section H or if I am unsure whether any of the categories apply to me. ITEMH APPLIES ONLY TO FIDUCIARIES. ALL OTHER INVESTORS SHOULD CONTINUE TO “I” H. 1. I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA (a “Plan”), I represent and warrant that StepStone Conversus LLC (the “Investment Manager”), and its affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition. 2. I represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan. 3. I represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any Federal, state or local law that is substantially similar thereto). I. I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of the certifications made in this Subscription Agreement being untrue in any respect. J. The representations, warranties, agreements, undertakings and acknowledgments made by me in this Subscription Agreement are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine my eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require. K. I acknowledge that this Subscription Agreement will be governed by the laws of the State of Delaware without regard to any applicable rules relating to conflicts of laws.

10. Acknowledgment and Signature (All prospective investors account owners/trustees must sign on the following page) Substitute IRS Form W-9 Certification: Under penalty of perjury, I certify each of the following: 1. The Social Security Number or Taxpayer Identification Number shown on this Subscription Agreement is correct 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding. 3. I am a U.S citizen or other U.S. Person (including resident alien). 4. I am exempt from the reporting obligations set forth under the Foreign Account Tax Compliance Act (FATCA). Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

SIGNATURE PAGES If the investment is made through an IRA or other Custodial account, BOTH the investor and the custodian or trustee of the IRA account must sign this Subscription Agreement in the signature block appearing below. If the investor is an ENTITY such as a trust, all trustees or beneficial owners must sign this Subscription Agreement in the signature block appearing below. If necessary, please attach multiple copies of this signature page to accommodate multiple trustees or owners. Signature of Owner, Trustee or Custodian Date Signature of Joint Owner, Trustee or Custodian (if applicable) Date Printed name(s) of Authorized Signer(s) (for verification purposes) Printed name(s) of Authorized Signer(s) (for verification purposes) FOR INVESTMENTS MADE THROUGH DISCRETIONARY ACCOUNTS ONLY If the investor is purchasing Shares through a registered dealer or registered investment adviser that has full discretionary authority for the investor, then the broker, financial advisor or other investor representative is required to execute this Agreement below AND attach a complete copy of the documentation evidencing such discretionary authority to execute this Subscription Agreement on behalf to the investor. Name of Broker/Financial Professional/Other Investor Representative Signature of Broker/Financial Professional /Other Investor Representative Date

11. FINRA - Registered Brokers/Representatives or SEC-Registered Investment Adviser Representatives Section Financial Professional Information & Signatures by signing: I certify that I am a broker, financial advisor or other investor representative duly licensed or exempt from licensing or that my firm is a SEC-registered investment adviser duly licensed and lawfully able to sell Shares and transact business in the jurisdiction of the legal residence of the investor. I have reasonable grounds to believe that the information and representations concerning the investor contained herein are true, correct and complete in all respects. I have made every reasonable effort to determine the eligibility and “accredited investor” status of investor for this purchase of Shares and the information and representations concerning the investor contained herein are true, correct and complete in all respects. I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the investor is properly authorized and identified. In addition, as applicable, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds. My firm has, acting in its capacity as agent, broker, financial advisor or other investor representative, performed functions required by U.S. federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the investor identified in this Subscription Agreement. I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or the Fund’s placement agent and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of the Fund’s distribution agent. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) the placement agent or Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the placement agent’s or Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. I agree to indemnify and hold harmless the Fund, distribution agent, and their respective officers, directors, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents. Conversus Stepstone Private Markets is not a broker-dealer and may not provide the kinds of financial services that your might expect from another financial intermediary, such as holding securities in an account or servicing investments. Name of Broker/Financial Professional/Other Investor Representative Signature of Broker/Financial Professional/Other Investor Representative Date Name of Registered Supervisory Principal (as applicable) Signature of Registered Supervisory Principal (as applicable) Date